Exhibit (h)(1)(A)(vii)

AMENDMENT NO. 6

TO THE

AMENDED AND RESTATED MUTUAL FUNDS SERVICE AGREEMENT

AMENDMENT NO. 6, effective as of December 9, 2016 (“Amendment No. 6”) to the Amended and Restated Mutual Funds Service Agreement dated as of April 1, 2015 (“Agreement”), as amended, between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Funds Management Group, LLC a Delaware limited liability company (“FMG LLC” or “Administrator”).

The Trust and FMG LLC agree to modify the Agreement as follows:

1.	Name Changes: The names of EQ/Calvert Socially Responsible Portfolio, EQ/Morgan Stanley Mid Cap Growth Portfolio and EQ/Wells Fargo Omega Growth Portfolio are changed to 1290 VT Socially Responsible Portfolio, AXA/Janus Enterprise Portfolio and AXA/ClearBridge Large Cap Growth Portfolio, respectively.

2.	Schedule A: Schedule A to the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 6 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh Chief Financial Officer and Treasurer		Steven M. Joenk Chairman, Chief Executive Officer and President

SCHEDULE A

AMENDMENT NO. 6 TO THE

AMENDED AND RESTATED

MUTUAL FUNDS SERVICE AGREEMENT

Fees and Expenses

Trust Administration, Accounting and Compliance Fees

Single-Advised Portfolios

The greater of $30,000 per Portfolio or 0.10% of the first $30 billion; 0.0975% of the next $10 billion; 0.0950% of the next $5 billion; and 0.0925% thereafter (based on aggregate average daily net assets of the Single-Advised Portfolios)

AXA/AB Short Duration Government Bond

AXA/DoubleLine Opportunistic Core Plus Bond

AXA Natural Resources

AXA Real Estate

AXA SmartBeta Equity

AXA/Loomis Sayles Growth

EQ/BlackRock Basic Value Equity

EQ/Boston Advisors Equity Income

1290 VT Socially Responsible (formerly, EQ/Calvert Socially Responsible)

EQ/Capital Guardian Research

EQ/Common Stock Index

EQ/Core Bond Index

EQ/Energy ETF

EQ/Equity 500 Index

EQ/GAMCO Mergers and Acquisitions

EQ/GAMCO Small Company Value

EQ/International Equity Index

EQ/Intermediate Government Bond

EQ/Invesco Comstock

EQ/JPMorgan Value Opportunities

EQ/Large Cap Growth Index

EQ/Large Cap Value Index

EQ/Low Volatility Global ETF

EQ/MFS International Growth

EQ/Mid Cap Index

EQ/Money Market

AXA/Janus Enterprise (formerly, EQ/Morgan Stanley Mid Cap Growth)

EQ/Oppenheimer Global

EQ/PIMCO Global Real Return

EQ/PIMCO Ultra Short Bond

EQ/Small Company Index

EQ/T. Rowe Price Growth Stock

EQ/UBS Growth and Income

AXA/ClearBridge Large Cap Growth (formerly, EQ/Wells Fargo Omega Growth)

Hybrid Portfolios*

The greater of $32,500 per Portfolio or 0.150% of the average daily net assets of the Portfolios for the first $25 billion; 0.110% of the next $10 billion; 0.100% of the next $5 billion; and 0.095% thereafter (based on aggregate average daily net assets of the Hybrid Portfolios and the ATM Portfolios)

AXA/Lord Abbett Micro Cap

AXA/AB Small Cap Growth

AXA/Franklin Balanced Managed Volatility

AXA/Horizon Small Cap Value

AXA/Morgan Stanley Small Cap Growth

AXA/Mutual Large Cap Equity Managed Volatility

AXA/Franklin Small Cap Value Managed Volatility

AXA/Pacific Global Small Cap Value

AXA/Templeton Global Equity Managed Volatility

AXA Global Equity Managed Volatility

AXA International Core Managed Volatility

AXA International Value Managed Volatility

AXA Large Cap Core Managed Volatility

AXA Large Cap Growth Managed Volatility

AXA Large Cap Value Managed Volatility

AXA Mid Cap Value Managed Volatility

EQ/Convertible Securities

EQ/Quality Bond PLUS

EQ/Emerging Markets Equity PLUS

EQ/Global Bond PLUS

EQ/High Yield Bond

Multimanager Aggressive Equity

Multimanager Core Bond

Multimanager Mid Cap Growth

Multimanager Mid Cap Value

Multimanager Technology

ATM Portfolios*

The greater of $32,500 per Portfolio or 0.15% of the average daily net assets of the Portfolios for the first $25 billion; 0.11% of the next $10 billion; 0.10% of the next $5 billion; and 0.095% thereafter (based on aggregate average daily net assets of the ATM Portfolios and the Hybrid Portfolios)

ATM International Managed Volatility

ATM Large Cap Managed Volatility

ATM Mid Cap Managed Volatility

ATM Small Cap Managed Volatility

AXA 2000 Managed Volatility

AXA 400 Managed Volatility

AXA 500 Managed Volatility

AXA International Managed Volatility

AXA/AB Dynamic Moderate Growth AXA/AB Dynamic Growth AXA/Goldman Sachs Strategic Allocation AXA/Invesco Strategic Allocation AXA/Legg Mason Strategic Allocation

Allocation Portfolios (Funds-of-Funds)*

The greater of $32,500 per Portfolio or 0.15% of the average daily net assets of the Portfolios for the first $35 billion; 0.11% of the next $10 billion, and 0.10% of the next 5 billion; and 0.095% thereafter (based on aggregate average daily net assets of the Allocation Portfolios and the Portfolios of AXA Premier VIP Trust)

All Asset Moderate Growth-Alt 15 All Asset Growth-Alt 20 All Asset Aggressive-Alt 25 All Asset Aggressive-Alt 50 All Asset Aggressive-Alt 75 AXA Aggressive Strategy AXA Balanced Strategy	AXA Ultra Conservative Strategy AXA Conservative Strategy AXA Conservative Growth Strategy AXA Growth Strategy AXA Moderate Growth Strategy AXA/Franklin Templeton Allocation Managed Volatility

*	Assets of these Portfolios are not included in the calculation of the single-advised Portfolio asset based fee.